Exhibit 99.1

OLENOX ANNOUNCES RESULTS OF ANNUAL STOCKHOLDER MEETING

Conroe, Texas / April 2, 2026 / ACCESS Newswire / Olenox Industries, Inc. (NASDAQ: OLOX) (“Olenox” or the “Company”) is pleased to announce the results of its 2025 Annual Meeting of Stockholders, held March 31, 2026, at 1:00 P.M. Central Time (the “Annual Meeting”).

At the Annual Meeting, the stockholders approved the following corporate actions:

●	the election of Michael McLaren, Adam Falkoff, Jill Anderson, Thomas Meharey, Paula J. Dobriansky, Erik Blum and Samarth Verma to serve as the Company’s Board of Directors;

●	the ratification of the appointment of RBSM LLP, as the Company’s independent registered public accounting firm for the year ended December 31, 2025;

●	the approval, on an advisory and non-binding basis, the compensation of the Company’s named executive officers;

●	the approval of the issuances of shares of the Company’s common stock, pursuant to those certain securities purchase agreements, dated as of March 27, 2025, April 11, 2025, and May 29, 2025, respectively, in each case by and between the Company and Generating Alpha Ltd., in an amount equal to or in excess of 20% of the Company’s common stock outstanding immediately prior to the issuance of such shares;

●	the approval to increase in the maximum number of authorized shares subject to the SG Blocks, Inc. Stock Incentive Plan, as amended from time to time, by 1,500,000 shares and to automatically increase the maximum number of authorized shares subject to the Stock Incentive Plan on January 1 of each calendar year for a period of ten years commencing on January 1, 2026, in an amount equal to 4.5% of the number of shares of Company common stock outstanding on December 31 of the preceding calendar year;

●	the approval to amend the Company’s articles of incorporation to increase the authorized shares of the Company’s common stock from 75,000,000 shares to 3,000,000,000 shares;

●	the approval of the issuance of shares of the Company’s common stock, pursuant to that certain Securities Purchase Agreement, dated as of November 25, 2025, by and between the Company and JAK Industrial Ventures I LLC, in an amount equal to or in excess of 20% of the Company’s common stock outstanding immediately prior to the issuance of such shares;

●	the approval to an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.01 per share, including stock held by the Company as treasury shares, at a ratio of 1-for-10 to 1-for-20, with the ratio within such range to be determined at the discretion of the Company’s Board of Directors and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment; and

●	the approval of one or more adjournments of the 2025 Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals for the 2025 Annual Meeting.

The following corporate action was not approved by the Stockholders:

●	the approval of the Agreement and Plan of Merger, dated February 2, 2025, by and between the Company and New Asia Holdings, Inc., and subsequently, the conversion of the Company’s Series A Convertible Preferred Stock, par value $1.00 per share, into shares of the Company’s common stock, whereby each share of Series A Convertible Preferred Stock converts into fifteen (15) shares of Company common stock.

About Olenox Industries, Inc.

Olenox Industries Inc. (Nasdaq: OLOX), formerly known as Safe & Green Holdings Corp. (SGBX), is an industrial holding company focused on acquiring, operating, and scaling businesses that provide engineered solutions across industrial, energy, and infrastructure markets. Through its subsidiaries, including Giant Containers, the Company delivers high-quality modular and containerized systems designed for rapid deployment and long-term performance.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investors:

investors@olenox.com